Exhibit 10.2

                        TAMPA ELECTRIC COMPANY
                     AGREEMENT AND GENERAL RELEASE

     THIS  AGREEMENT AND GENERAL RELEASE (the "Agreement") is made and
entered  into this            day of March, 1998, by and between KEITH
S. SURGENOR, 15103 Contoy Place, Tampa, Florida 33618 (the "Officer") and TAMPA ELECTRIC COMPANY (the "Company").

     WHEREAS, the Officer is currently employed in the position of President and Chief Operating Officer; and

     WHEREAS, the Officer and the Company have agreed that it is in their mutual best interests that the Officer no longer serve in his present position or to continue his employment with the Company commencing April 1, 1998, subject to the terms and conditions of this Agreement, and;

     WHEREAS, in recognition of the Officer's service to the Company, the Company desires to extend certain benefits and to make certain payments to the Officer in order to effect a just separation; and

     WHEREAS, the parties have mutually agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

     1.   RESIGNATION DATE

     (a) The Officer hereby resigns his employment with the Company effective as of April 1, 1998 (the "Resignation Date").

     (b) Contemporaneously with the Officer's execution and delivery of this Agreement, the Officer agrees to deliver the attached letter of resignation from his position of President and Chief Operating Officer of Tampa Electric Company.

     (c) The Officer and the Company agree to cooperate in the development of joint internal and external announcements prior to the Resignation Date in connection with his resignation. Upon issuance of such announcements, the Officer agrees that he will refer all inquiries from the news media to the Company for handling. The Officer and the Company shall approve a statement which sets out the reason for the Officer's resignation which shall be used in the event that the Company is contacted by any prospective employer or by any person or company seeking information about the reason for such Officer's resignation.








                                                                Exhibit 10.2

     2.   COMPENSATION AND BENEFITS

     (a) From the date of this Agreement up to the Resignation Date, the Officer shall remain a full-time employee of the Company in the aforesaid position, shall continue to receive his monthly base salary of $26,667.00 per month and shall remain eligible for all of the Company's employee benefit plans in accordance with their terms. From the date of this Agreement, the Officer shall have no duties and responsibilities and shall not represent or hold himself out to have a u thority to represent the Company unless he is specifically authorized to do so in writing by the Company's Chief Executive Officer or his designee.

     (b)  Subject  to the issuance of the announcement contemplated by
Section 1(c), the Company shall make payments to the Officer as follows:

          (i) a lump-sum payment for his accrued but unused vacation allowance for 1998 as specified in Administrative Policy I.3.1, Paragraph III B;

          (ii) a lump-sum payment comprised of the following:

               (x) an amount equal to two times the sum of the Officer's base salary as of the Resignation Date and the average of his incentive payments for the calendar years 1996 and 1997; and

               (y) an amount equal to the present value of two (2) additional years of age and service credit under the Officer's Supplemental Executive Retirement Plan (the "SERP").

          (iii) a payment equal to the present value of the Officer's SERP as of the Resignation Date, paid as a lump-sum in accordance with the Officer's election.

     (c) All of the restricted stock granted to the Officer under the TECO Energy, Inc. 1996 Equity Incentive Plan shall vest for the benefit of the Officer as of the Resignation Date subject to the provisions of such plan.

     (d) All of the Officer's outstanding TECO Energy, Inc. stock options shall remain exercisable by the Officer for the term of each applicable stock option grant in accordance with the provisions of such grant.

     (e) All benefits granted or amounts paid by the Company as provided in Sections 2(a), (b), and (c) above shall be reduced by the amount of applicable FICA and federal withholding taxes.





                                                             Exhibit 10.2

     (f) For a period of six (6) months from the Resignation Date, the Company agrees to purchase from the Officer his primary residence located at 15103 Contoy Place in Tampa, Florida for an amount equal to fair market value based on an appraisal by a qualified appraiser agreed to by the Officer and the Company. During the twelve (12) months following the date of this Agreement, the Company will reimburse the Officer for moving and storage expenses related to his relocation from Tampa, Florida to another domicile and temporary living expenses in such domicile, if necessary, for up to six (6) months during such period which combined expenses for moving, storage and temporary living, in the aggregate, do not exceed $17,500.00 and are supported by proper documentation.

     (g) For a period of two (2) years from the Resignation Date, the Company will reimburse the Officer for the amount of the premium for the Officer's medical insurance which he obtains pursuant to COBRA upon receipt by the Company of the invoice to be submitted by the Officer within thirty (30) days of his having paid it.

     (h) For a period of two (2) years from the Resignation Date, the Company shall pay the Officer an amount equal to the premium payable by the Officer upon exercising his conversion rights under the Company's life insurance plan to purchase life insurance with coverage in the current amount benefitting the Officer. Such amount payable by the Company shall be grossed up to reflect the same tax-favored treatment to the Officer as if the Company had continued to provide the coverage under its life insurance plan.

      3.  CONFIDENTIALITY AND OTHER CONDUCT

     (a)  The  Officer  recognizes  and  acknowledges  that during the course of his employment with the Company, he has developed, participated in the development of, been exposed to, has had access to, and has had disclosed to him information and material developed specifically by and for the benefit of the Company (including its parent company and other subsidiaries), sensitive and/or proprietary information, strategic planning and financial information, business planning, operations and marketing information, and personnel and plant security information, and, in each case, specific Company policies, practices and procedures related thereto and other matters, including without limitation trade secrets, trademarks, service marks, trademarked and copyrighted material, patents, patents pending, financial and data processing information, data bases, interfaces, and/or source codes, Company procedures, specifications, commercial information or other Company or Customer records as described in Administrative Policies I.8.7. and I.1.28, including any information or material, belonging to others which has been provided to the Company on a confidential basis, all of which are hereinafter referred to as "Confidential Information."







                                                            Exhibit 10.2

     (b) The Officer agrees to maintain, in strict confidence, the Confidential Information and agrees not to disclose the Confidential Information or the fact of, the terms of or the amount of the consideration paid as part of this Agreement to any third party or to use the Confidential Information to benefit himself or any third party. The Officer shall be prohibited from using, duplicating, reproducing, copying, distributing or disclosing the Confidential
I n f ormation regardless of form or purpose, including without limitation verbal disclosure, data, documents, electronic media or any other media form. The Officer also agrees to continue to abide by the non-disclosure and non-use obligations relating to Company records, information, and property contained in the Company's Standards of Integrity.

     (c) The restrictions on the Officer's disclosure of Confidential Information set out herein do not apply to such information which (i) is now, or which hereafter, through no act or failure to act on the part of the Officer becomes, generally known or available to the public; or (ii) is required to be disclosed by a court of competent jurisdiction or by an administrative or quasi-judicial body having jurisdiction over the subject matter after the Officer has given the Company reasonable prior notice of such disclosure requirement.

     (d) The Officer agrees to conduct himself in all actions or conduct relating to the Company in a manner consistent with existing Company policy and to refrain from engaging in any conduct or activity that in any manner harasses or interferes with the Company, its employees, officers and/or directors or holds the Company up to ridicule in the community or which jeopardizes or adversely affects the business or reputation of the Company.

     (e) The Officer hereby waives all rights to employment with the Company and agrees not to seek employment with the Company at any time in the future.

     4.   COMPETITION

     (a) C o venant Not to Compete. The Officer, directly or indirectly, in any capacity, either for himself, or on behalf of any corporation, partnership, joint venture, business trust, or other person or entity, shall not:

     For a period of two (2) years commencing on the date of this Agreement ("Prohibited Period"), (i) engage in any business, or acquire an interest in any business (except as the beneficial owner of publicly-traded stock), or become affiliated as an agent, consultant, employee, partner, director, officer, stockholder, or proprietor of or provide any consulting services to any business that is an electric or gas utility, a power marketer, a gas marketer, an energy services c o m pany, an independent power producer, cogenerator, electric






                                                           Exhibit 10.2

wholesale generator, municipal electric or gas utility or electric cooperative having its principal place of business within the State of Florida or engage in, or provide services with respect to, strategic planning, marketing and sales in the State of Florida for any of the foregoing businesses regardless of its principal place of business ("Competitor"); (ii) solicit, divert, do business with, or accept business from any person who is or has been a customer of the Company if such solicitation, diversion or business has the effect of or results in the Company's loss of all or a portion of such customer's business or potential business; (iii) represent any person in its dealings with the Company; (iv) influence or attempt to influence any employee of the Company to terminate his/her employment with the Company for the purpose of working for a Competitor; or (v) influence or attempt to influence any agent, customer, supplier, or distributor who has a business relationship with the Company to cease or adversely alter its business relations with the Company.

     (b) Consideration. In consideration for Officer's agreement to the preceding covenant not to compete set forth in Section 4(a) above, the Company agrees to pay the Officer TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00) payable quarterly in the amount of TWENTY-FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00). Such payments shall be due throughout the Prohibited Period so long as the Officer adheres to the covenant not to compete set forth in Section 4(a) hereof, breach of which shall entitle the Company to cease making such payments during the period of such breach in addition to the other remedies set forth in Section 6 hereof. Such payments shall be made on the first day of the month immediately following the last day of each calendar quarter. The first payment hereunder shall be due on July 1, 1998.

     The Officer's covenant not to compete pursuant to Section 4(a) is independent of any obligation of the Company to the Officer, including any obligation of the Company to the Officer under this Agreement, and is not subject to any setoff, defense, deduction, or counterclaim based on any claim that the Officer might have against the Company. The Officer stipulates that the geographic scope, duration, and the related restrictions are reasonable limitations necessary to protect the Company's business interests, and such restrictions do not unreasonably prevent the Officer from obtaining acceptable professional or occupational employment opportunities. The Officer acknowledges that his position with the Company has given him access to the Confidential Information defined herein, certain specialized knowledge and training not readily available to him otherwise, and that he has been directly and indirectly responsible for, participated in and contributed to the development of and managed certain of the C o mpany's marketing and competitive business strategies. The Prohibited Period covering the obligations set forth in Section 4(a) above shall be extended by any period of time during which the Officer is in breach of such obligation.







                                                          Exhibit 10.2

     (c)  Reformation.     Each provision of the covenant set forth in
Section 4(a) shall be construed and interpreted so that it is valid and enforceable under applicable law. However, if a court of competent jurisdiction determines that the duration, geographical area, or proscribed activities contained in the restrictions under this Agreement would cause strict application of those restrictions to be invalid or unenforceable in a particular jurisdiction, the restrictions automatically will be reformed to shorten their duration, d i minish their geographical area, or confine their proscribed activities to the extent necessary (but only to such extent) to make the restrictions valid and enforceable.

     5.   RELEASE OF CLAIMS AND INDEMNIFICATION

     (a)  For  and  in  consideration  of  the  payments and increased benefits made to the Officer pursuant to Section 2 hereof, the Officer, for himself, his heirs, executors, administrators, successors and assigns, hereby releases and agrees to hold harmless the Company (which, for purposes of this section includes the Company and any agent, officer, director or employee thereof) from all claims, rights, causes of action or liabilities of whatever nature, whether at law or in equity, against the Company that the Officer, his heirs, executors, administrators, successors, and assigns, may now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing, whatsoever, which has happened, developed or occurred on or before the date of this Agreement, arising out of Officer's employment with or termination of employment from the Company or resignation hereunder, including, but not limited to, claims for wrongful t e r mination, discrimination, retaliation, invasion of privacy, defamation, slander, and/or intentional infliction of emotional distress and those claims arising under any federal, state, or local discrimination or civil rights or labor laws and/or rules or regulations, and/or common law, whether in contract or in tort, as they relate to the employment relationship of the Employee/Employer ( i n c l uding without limitation claims arising under the Age D i s crimination in Employment Act, the Older Workers' Benefit Protection Act (29 USC 626), Title VII of the Civil Rights Act of 1964, or the Employee Retirement Income Security Act, as such laws have been or may be amended from time to time).

     (b) The Officer acknowledges and agrees that this Agreement shall not be construed as an admission by Company of any improper or unlawful actions or of any wrongdoing whatsoever against Officer or any other persons, and Company expressly denies any wrongdoing whatsoever against Officer or any other employee.

     (c) The Officer covenants with and represents to the Company that he is the sole owner of any and all claims being waived and from which the Company is being released by the Officer in Section 5(a) above and hereby covenants with and agrees to indemnify and save and






                                                          Exhibit 10.2

hold harmless the Company against any and all liability, claims, suits, damages, costs, losses and expenses whatsoever, in any manner resulting from or arising out of the matters released above. The Company agrees to indemnify and save and hold harmless the Officer in accordance with the provisions of the Company's Bylaws, to the extent permitted by law, against all expenses and liabilities incurred in connection with any threatened, pending or completed proceeding to which the Officer is or becomes a party by reason of the fact that he was an officer or employee of the Company. The Company's obligation to indemnify the Officer hereunder is subject to the Officer providing the Company with prompt written notice of any threatened or existing suit, proceeding or claim.

     6.   REMEDIES

     (a) Remedy at Law Insufficient. The parties acknowledge that damages at law will be an insufficient remedy if: Officer violates the terms of Sections 3, 4 and 5 hereof or if the Company or Officer breach the covenants contained in Section 1(c) hereof, or if the Company inappropriately fails to make the payments pursuant to Section 2 hereof, and that each would suffer irreparable damage as a result of such violation. Accordingly, upon a violation of any of the covenants set out in such Sections applicable to the parties, the affected party, either Officer or the Company without excluding or limiting any other available remedy, shall be entitled to the following remedies:

          (1) Upon posting bond of $1,000.00 and filing with a court of competent jurisdiction an appropriate pleading and affidavit specifying each obligation breached by Officer or the Company, automatic entry by a court having jurisdiction of an order granting an injunction or specific performance compelling the defaulting party or parties to comply with that obligation, without proof of monetary damage or an inadequate remedy at law; and

          (2) Reimbursement of all costs and expenses reasonably incurred by the non-defaulting party in enforcing those obligations or otherwise defending or prosecuting any litigation arising out of the defaulting party's obligations, including premiums for bonds, fees for experts and investigators, and legal fees, costs, and expenses incurred before a lawsuit is filed and in trial, appellate, bankruptcy and judgment execution proceedings.

     (b) Cumulative Remedies. The foregoing remedies are cumulative and in addition to all other remedies afforded or available to the parties by law or in equity, and the parties may exercise any such remedy concurrently, independently or successively.

     (c) Attorneys' Fees. In the event that either party is required to institute litigation or some other alternative dispute resolution process (other than the proceedings contemplated in Section 6(a)





                                                           Exhibit 10.2

above) in order to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs from the other party.

     7.   SURVIVAL

     Neither completion of payments hereunder nor termination of this Agreement shall be deemed to relieve Officer or Company of any rights or obligations hereunder which by their very nature survive the completion of payments by the Company, including without limitation, paragraphs 1(c), 3, 4, 5 and 6 hereof. For the purpose of Sections 3, 4, 5 and 6 the term "Company" shall mean Tampa Electric Company, TECO Energy, Inc., and all of its subsidiaries and affiliates.

     8.   ENTIRE AGREEMENT

     The Officer acknowledges and agrees that this Agreement contains the entire agreement between himself and Company and that no statements or promises have been made by either party concerning the subjects of this Agreement other than as expressly contained in this document.

      9.  EFFECTIVE DATE

     This Agreement shall be governed by the Laws of the State of Florida and shall become effective at the close of business on the seventh (7th) day following the date that this Agreement is executed by the Officer.



























                                                           Exhibit 10.2

     11.  STATEMENT OF UNDERSTANDING

     THE OFFICER ACKNOWLEDGES THAT (A) HE HAS CAREFULLY READ THIS AGREEMENT AND RELEASE, KNOWS AND UNDERSTANDS THE CONTENTS CONTAINED IN IT AND HAS BEEN GIVEN THE OPPORTUNITY TO CONSIDER THIS AGREEMENT FOR TWENTY-ONE (21) DAYS AND (B) THE COMPANY HAS ADVISED HIM TO CONSULT AN ATTORNEY AND HE HAS BEEN GIVEN THE OPPORTUNITY TO DO SO. THE OFFICER DOES FREELY AND VOLUNTARILY ASSENT TO ALL OF ITS TERMS AND CONDITIONS AND SIGNS THIS AGREEMENT AS HIS OWN FREE ACT.

If the Officer chooses to waive the 21 day requirement, please indicate by initialing and dating the following paragraph in the space provided in the left margin.

          THE OFFICER DOES HEREBY WAIVE THE TWENTY-ONE (21) DAY PERIOD TO CONSIDER THIS AGREEMENT AS REQUIRED UNDER THE OLDER
          WORKERS' BENEFIT PROTECTION ACT (29 USC 626), BUT
  Initial ACKNOWLEDGES THAT HE HAS REVIEWED AND CONSIDERED THIS
   ____   AGREEMENT, HAD CONSULTED WITH HIS ATTORNEY AND FREELY
   Date   AND VOLUNTARILY ASSENTS TO ALL OF ITS TERMS AND
          CONDITIONS AND SIGNS THIS AGREEMENT AS HIS OWN FREE ACT.

               IN WITNESS WHEREOF, TAMPA ELECTRIC COMPANY and KEITH S. SURGENOR, have caused this instrument to be executed in Tampa, Florida as of the date first written above.

          WITNESSES:                    TAMPA ELECTRIC COMPANY, A
                                        FLORIDA CORPORATION

                                   BY:
                                   Name

                                   Title



                          CAUTION! READ BEFORE SIGNING

                                   BY:

                                        Name  Keith S. Surgenor

                                   DATE SIGNED:







